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                                                                    EXHIBIT 23.4



             [ATER WYNNE HEWITT DODSON & SKERRITT, LLP LETTERHEAD]



                                    CONSENT



     We hereby consent to the reference to this firm under the caption "Business -- Legal Proceedings" in the prospectus constituting a part of this Registration Statement on Form S-1 (File No. 333-05183). In giving this consent we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.



                                          ATER WYNNE HEWITT


                                          DODSON & SKERRITT, LLP



August 9, 1996